Exhibit 99.1

Contact:

Assaf Ran, CEO

(516) 444-3400

SOURCE: Manhattan Bridge Capital, Inc.

Manhattan Bridge Capital, Inc. Increases its Revolving Line of Credit to $5 Million

Long Island, N.Y. February 4, 2013 / GLOBE Newswire -- Manhattan Bridge Capital, Inc. (NASDAQ: LOAN)

Manhattan Bridge Capital, Inc. announced today that its Revolving Line of Credit with Sterling National Bank was increased to up to $5 million, $1.5 million more than the previous limit. The terms of the increased line are similar to the terms of the original line established on May 2, 2012.

Assaf Ran, Chairman of the Board and CEO stated, "This increase is excellent news for the Company. It will allow us to continue our solid and consistent growth.”

This report contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are typically identified by the words “believe,” “expect,” “intend,” “estimate” and similar expressions. Those statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations or those of our directors or officers with respect to, among other things, trends affecting our financial conditions and results of operations and our business and growth strategies. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors (such factors are referred to herein as “Cautionary Statements”), including but not limited to the following: (i) the successful integration of new businesses that we may acquire; (ii) the success of new operations which we have commenced and of our new business strategy; (iii) our limited operating history in our new business; (iv) potential fluctuations in our quarterly operating results; and (v) challenges facing us relating to our growth. The accompanying information contained in this report, including the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, identifies important factors that could cause such differences. These forward-looking statements speak only as of the date of this report, and we caution potential investors not to place undue reliance on such statements. We undertake no obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.